As filed with the Securities and Exchange Commission on October 8, 1996
                                                      Registration No. 333-13399
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________


                               THE WET SEAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                         33-0415940
   (State of Other Juris-                               (I.R.S. Employer
   diction of Incorporation                               Identification
        or Organization)                                      Number)


                                  64 Fairbanks
                            Irvine, California 92718
                                 (714) 583-9029
     (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)

                                Edmond S. Thomas
                                  64 Fairbanks
                            Irvine, California 92718
                                 (714) 583-9029
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                                 _____________
                                    Copy to:

                                Alan Siegel, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                 399 Park Avenue
                            New York, New York 10022
                                  ___________

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Selling Stockholder.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED October 8, 1996


PROSPECTUS
                                 200,000 Shares
                               THE WET SEAL, INC.
                      Class A Common Stock, $.10 par value

          This Prospectus relates to 200,000 shares (the "Class A Shares" or "Shares") of Class A Common Stock, $.10 par value ("Class A Common Stock"), of The Wet Seal, Inc. (the "Company"). The Class A Shares being offered hereby are being offered by La Senza Inc., a Canadian corporation which is a wholly-owned subsidiary of Suzy Shier Limited, a Canadian corporation which indirectly is a principal stockholder of the Company. La Senza Inc. is referred to herein as the "Selling Stockholder." The offering of the Shares by the Selling Stockholder is referred to herein as the "Offering." The Company will not receive any of the proceeds from the sale of Class A Shares offered hereby. The Class A Shares will be offered as such upon the automatic conversion into Class A Common Stock of 200,000 shares of Class B Common Stock, $.10 par value ("Class B Common Stock") held by the Selling Stockholder. The Company's Restated Certificate of Incorporation provides certain restrictions on the ownership and transfer of Class B Common Stock, including that shares of Class B Common Stock may not be transferred by sale or otherwise to any person other than a Permitted Transferee (as defined in the Company's Restated Certificate of Incorporation, see "Selling Stockholder") without first being converted to Class A Common Stock. All of the Shares being offered hereby were issued by the Company in private transactions not involving any public offering and may not be resold in a public distribution except in compliance with the Securities Act of 1933, as amended (the "Act"), and except upon conversion into Class A Common Stock. Holders of Class A Common Stock are entitled to one vote per Share and holders of Class B Common Stock are entitled to two votes per share on matters submitted to a vote of stockholders.

          The Class A Common Stock is traded on the Nasdaq National Market under the symbol "WTSLA". On October 7, 1996, the last reported sale price of the Class A Common Stock on the Nasdaq National Market was $38.125 per share.

          See  "Risk  Factors"  beginning  on  page 3 of this  Prospectus  for a
discussion  of  certain   factors  that  should  be  considered  by  prospective
purchasers of the Shares offered hereby.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                The date of this Prospectus is __________________, 1996.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

          The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Act, with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and exhibits filed as a part thereof and otherwise incorporated therein and which may be inspected and copied in the manner and at the sources described above. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents which have been filed by the Company with the Commission are incorporated by reference into this Prospectus.

          1) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1996.

          2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1996.

          3) The Company's Annual Report on Form 10-K for the fiscal year ended February 3, 1996.

          4) The Company's Current Report on Form 8-K dated June 11, 1996.

          5) The Company's Proxy Statement dated May 31, 1996.

          6) The description of the Company's Class A Common Stock, $.10 par value per share, contained in the Company's Registration Statement on Form S-1 under the Securities Act filed with the Commission on July 30, 1990 (File No. 33-34895); and

          7) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such documents should be directed to the Company at its principal executive offices, 64 Fairbanks, Irvine, California 92718, Attention: Corporate Secretary, telephone
(714) 583-9029.

                                  RISK FACTORS

          Potential purchasers of the Class A Common Stock should carefully consider the following factors, as well as the other information contained in this Prospectus, before deciding to purchase the Class A Shares offered hereby.

Historical Decline in Comparable Store Sales; Prior Losses

          Although the Company's comparable store sales have increased by 10.5% through the twenty-six weeks ended August 3, 1996 and 16.5% in the 13 weeks ended August 3, 1996, comparable store sales declined by 14.2%, 9.2% and 4.1% during fiscal years 1993, 1994 and 1995, respectively. The Company believes these declines were primarily attributable to an industry-wide decrease in sales of women's apparel, due in part to a shift in consumer discretionary spending. This resulted in reduced profitability for many women's apparel retailers and led a large number of retailers, including a number of specialty retailers, to close stores or go out of business. There can be no assurance that these and other factors will not again result in declining comparable store sales, which could adversely affect the Company's profitability.

          The Company incurred net losses in fiscal 1993 and 1994 of $2.4 million and $1.0 million, respectively. Those losses were due to a combination of factors, including adverse economic conditions in the Southern California market and declines in the Company's comparable store sales. Following the Company's acquisition of Contempo Casuals on July 1, 1995, the Company achieved greater economies of scale and improved margins, which resulted in the Company's return to profitability in fiscal 1995 and for the first six months of the current fiscal year. There can be no assurance that the Company will continue to be profitable in the current fiscal year or in future years.

Changes in Fashion Trends

          The Company's profitability is largely dependent upon its ability to anticipate the changing fashion tastes of its customers and to respond to those changing tastes in a timely manner. The failure of the Company to anticipate, identify or react appropriately to changing styles, trends or brand preferences could lead to, among other things, lower sales, excess inventories and more frequent markdowns, which could have a material adverse effect on the Company's financial condition and results of operations. In addition, fashion misjudgments could adversely affect the Company's image with its customers, which could materially adversely affect the Company's long-term sales, profitability and growth.

Duplicate Store Locations

          As a result of the acquisition of Contempo Casuals, the Company currently operates both a Contempo Casuals store and a Wet Seal store in 66 malls, which contain approximately 134 of the Company's stores. Such duplicate locations may compete for the same sales, which has resulted in a decrease in sales volume and profitability at these stores. The Company has attempted to reduce the level of competition between its duplicate stores by differentiating the merchandise mix in such stores or by closing duplicate locations. The Company is also converting certain duplicate stores to test new retail concepts. There can be no assurance that the Company will be able to reduce comparable store sales declines or improve the profitability of its duplicate stores.

Competition

          The young women's retail apparel industry is highly competitive. The Company competes for sales primarily with specialty apparel retailers, department stores and certain other apparel retailers, many of which have significantly greater financial, marketing and other resources available to them. In addition, the Company competes for favorable site locations and lease terms in shopping malls. Competition may significantly increase in the future, which could adversely affect the Company.

Economic Conditions and Consumer Spending

          As with other retail businesses, the Company's business is sensitive to consumer spending patterns and preferences. The Company's growth, sales and profitability may be adversely affected by unfavorable local, regional or national economic conditions. The Company is especially affected by economic conditions in California, where approximately 35% of its stores are located.

          Substantially all of the Company's stores are located in regional shopping malls. The Company's sales are derived, in part, from the high volume of traffic in such malls. The Company therefore benefits from the ability of mall "anchor" tenants and other area attractions to generate consumer traffic in the vicinity of the Company's stores and the continuing popularity of malls as shopping destinations. Sales volume and mall traffic may be adversely affected by economic downturns in a particular area, competition from non-mall retailers and other malls, the closing of anchor department stores, and declines in the desirability of the shopping environment in a particular mall, all of which could adversely affect the Company's sales and profitability.

          The Company's sales and profitability also depend upon the continued demand by the Company's customers for fashionable, casual apparel. If the demand for apparel and related merchandise were to decline, the Company's financial condition and results of operations could be materially and adversely affected. Shifts in consumer discretionary spending to other goods such as electronic equipment, computers and music could also adversely affect the Company.

Seasonality

          The retail apparel industry is highly seasonal. The Company generates its highest level of sales during the Christmas season (beginning the week of Thanksgiving and ending the first Saturday after Christmas) and the "back to school" season (beginning the last week of July and ending the first week of September). The Company's profitability depends, to a significant degree, on the sales generated during these peak periods. Any decrease in sales or margins during these periods, whether as a result of then current economic conditions, poor weather or other factors beyond the control of the Company, could have a material adverse effect on the Company.

Dependence on Key Personnel

          The Company's success depends to a significant extent upon the performance of its senior management, particularly Kathy Bronstein, Vice Chairman and Chief Executive Officer, and Edmond Thomas, President and Chief Operating Officer. While the Company has employment agreements with Ms. Bronstein and Mr. Thomas that extend through January 30, 2001, there can be no assurance that the services of either of such executives will remain available to the Company pursuant to such employment agreements. The employment agreements of each of Ms. Bronstein and Mr. Thomas contain non-competition covenants. The Company maintains "key man" life insurance on the life of each of Ms. Bronstein and Mr. Thomas in the amount of $5 million.

Voting Rights of Common Stock; Control by Selling Stockholder

          The voting rights of Class A Common Stock are limited by the Company's Restated Certificate of Incorporation (the "Restated Certificate"). On all matters with respect to which the Company's stockholders have a right to vote, including for the election of directors, a holder of Class A Common Stock is entitled to one vote per share, while a holder of Class B Common Stock is entitled to two votes per share. Except as otherwise required by law, Class A Common Stock and Class B Common Stock vote together as a single class.

          Prior to the Offering, the holders of Class B Common Stock (including the Selling Stockholder) represented 35.9% of the voting power of all classes of the Company's capital stock, of which shares representing 30.2% of the voting power were owned in the aggregate by 3254127 Canada Inc., 3254143 Canada Inc., Los Angeles Express Fashions Inc. (collectively, the "GT Stockholders") and the Selling Stockholder. The GT Stockholders and the Selling Stockholders are controlled, directly or indirectly, by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a Director of the Company.

          Following consummation of the Offering, the holders of Class B Common Stock will own shares representing 33.9% of the voting power of all classes of the Company's capital stock, and 28.1% of the voting power will be owned by the GT Stockholders. As a result, after the Offering, the GT Stockholders may be able to direct the election of all the directors of the Company and determine the outcome of any matter submitted to a vote of stockholders, including any merger, consolidation or sale of all or substantially all of the Company's assets, except as otherwise provided by law.

Anti-Takeover Proposals

          The Board of Directors has approved a resolution proposing certain amendments to its Restated Certificate of Incorporation which would (i) create a classified Board of Directors consisting of three classes each serving a three year term and (ii) provide for a 75% super-majority voting in the event of certain unsolicited takeover offers. These proposals will be the subject of a proxy solicitation to be presented to the stockholders for adoption. If adopted by the stockholders, the proposals would make the Company less vulnerable to hostile bidders and would possibly prevent stockholders from realizing the premium price usually associated with such bids.


                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.


                               SELLING STOCKHOLDER

          The Selling Stockholder is a wholly-owned subsidiary of Suzy Shier Limited, a public company whose shares are traded on the Montreal and Toronto Stock Exchanges. Suzy Shier Limited is also the indirect parent of Los Angeles Express Fashions Inc., holder of 1,300,000 shares of Class B Common Stock of the Company. These companies are controlled, directly or indirectly, by Irving Teitelbaum, Chairman of the Board, and Stephen Gross, Secretary and a Director of the Company. Messrs. Teitelbaum and Gross are brothers-in-law.

          Except for sales to Permitted Transferees, any sale or transfer of shares of Class B Common Stock will result in the automatic conversion of such shares of Class B Common Stock into an equal number of Class A Shares. A Permitted Transferee is defined in the Company's Restated Certificate of Incorporation as (i) an original holder of Class B Common Stock (an "Original Holder"), (ii) an immediate family member of an Original Holder that is a natural person, or (iii) a corporation, trust, partnership, limited partnership, association or similar entity which is directly or indirectly wholly-owned by an Original Holder or his family members. The Shares being registered hereby by the Selling Stockholder will be issued upon the conversion of 200,000 shares of Class B Common Stock currently held by the Selling Stockholder.

          The Selling Stockholder, a Permitted Transferee, received its shares as a result of a transaction with Los Angeles Express Fashions Inc., also a Permitted Transferee.

          The following table sets forth, as of October 1, 1996, (i) the ownership of the outstanding shares of Common Stock held by the Selling Stockholder before the Offering, (ii) the number of shares of Class A Common Stock being sold by the Selling Stockholder in the Offering, and (iii) the number of shares held by the Selling Stockholder after the Offering.



                         Number of                                                 Number of Shares
                         Shares of                                                    of Class A
                          Class A        Number of Shares                            Common Stock
                           Common           of Class B        Number of Shares        and Class B
                        Stock Owned        Common Stock          of Class A          Common Stock
                           Before          Owned Before         Common Stock          Owned After
                          Offering           Offering           Being Offered          Offering



La Senza Inc.                0                200,000              200,000                 0



                              PLAN OF DISTRIBUTION

          The Selling Stockholder may elect, from time to time, to sell Shares in the over-the-counter market, on any other exchange on which the Class A Common Stock is listed or traded, in negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, prices related to the then-current market price or at negotiated prices, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Selling Stockholder may also pledge Shares as collateral for margin accounts and such Shares could be resold pursuant to the terms of such accounts. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation shall be negotiated immediately prior to sale and which, as to a particular broker-dealer, may be in excess of customary compensation). Any broker-dealer may act as broker-dealer on behalf of the Selling Stockholder in connection with the offering of certain of the Shares by the Selling Stockholder.

          Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Class A Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholder.

                                     EXPERTS

          The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended February 3, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which financial statements are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.


                                  LEGAL MATTERS

          The validity of the Class A Shares offered hereby will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York. Alan Siegel, a director of the Company, is a member of the firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and holds options to purchase 6,000 shares of Class A Common Stock.

No   dealer,    salesperson   or   other
individual  has been  authorized to give
any     information    or    make    any
representations  not  contained  in this
Prospectus   in   connection   with  the
offering covered by this Prospectus.  If
given  or  made,  such   information  or            THE WET  SEAL,  INC.
representations  must not be relied upon
as  having   been   authorized   by  the              200,000 Shares
Company.   This   Prospectus   does  not   Class A Common Stock, $.10 par value
constitute   an  offer  to  sell,  or  a
solicitation  of an  offer  to buy,  any
securities in any jurisdiction where, or
to any person to whom, it is unlawful to
make such offer or solicitation. Neither
the delivery of this  Prospectus nor any
sale  made  hereunder  shall,  under any
circumstances,   create  an  implication
that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


           TABLE OF CONTENTS
                                                         __________


                                           Page      P R O S P E C T U S
Available Information........................2
Incorporation of Certain Documents                       __________
     by Reference............................2
Risk Factors.................................3
Use of Proceeds..............................6
Selling Stockholder..........................6
Plan of Distribution.........................7
Experts......................................8
Legal Matters................................8


                                                       October 8, 1996

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee...........................               $ 2,250
Accounting Fees and Expenses...................               $ 5,000
Legal Fees and Expenses (including Blue Sky)...               $20,000
Miscellaneous Expenses ........................               $ 2,000

        Total..................................               $29,250


Item 15. Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, officers, employees and agents of corporations under certain limitations.

          The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

          Statutory Provisions

          Section 102(b)(7) of the Delaware Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

          Section 145 of the Delaware Law empowers a corporation to indemnify any persons who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

          An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware Law. The indemnification provided by the Delaware Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company's Charter and Bylaw Provisions

          The Company's Certificate of Incorporation limits the director's liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the Delaware Law as described above under "Statutory Provisions."

          The Company's Bylaws extend indemnification rights to the fullest extent authorized by the Delaware Law to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such person's alleged action in an official capacity or in any other capacity while serving as a director or officer in the Company. In addition, the Bylaws permit the Company to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not the Company would have the power to indemnify such person under the Delaware Law.

          Indemnification Agreements

          The Company has entered into Indemnification Agreements with each of its directors and with its Chief Financial Officer, Ann Cadier Kim, pursuant to which the Company has agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by applicable law.

Item 16. Exhibits

          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 17. Undertakings

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, state of California, on October 7, 1996.

                                        THE WET SEAL, INC.
                                           (Registrant)

                                        By: /S/ EDMOND S. THOMAS
                                           -------------------------------------
                                           Edmond S. Thomas
                                           President and Chief Operating Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                           Title                             Date

*                           Chairman of the Board and            October 7, 1996
------------------------             Director
Irving Teitelbaum


*                            Vice Chairman and Chief             October 7, 1996
------------------------  Executive Officer and Director
Kathy Bronstein           (Principal Executive Officer)


 /S/ EDMOND S. THOMAS       President and Chief Operating        October 7, 1996
------------------------       Officer and Director
Edmond S. Thomas

*                           Vice President of Finance and        October 7, 1996
------------------------       Chief Financial Officer
Ann Cadier Kim                (Principal Financial and
                                 Accounting Officer)


*                             Secretary and Director             October 7, 1996
------------------------
Stephen Gross


*                                    Director                    October 7, 1996
------------------------
Wilfred Posluns


*                                    Director                    October 7, 1996
------------------------
Gerald Randolph


*                                    Director                    October 7, 1996
------------------------
Alan Siegel


*                                    Director                    October 7, 1996
------------------------
George H. Benter, Jr.


*                                    Director                    October 7, 1996
------------------------
Walter F. Loeb


*By: /S/ EDMOND S. THOMAS
     ------------------------
     Edmond S. Thomas
     Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                   Sequentially
Exhibit                                                              Numbered
Number                              Exhibit                            Page

 4.1*         Specimen certificate of the Class A Common Stock

 4.2*         Specimen certificate of the Class B Common Stock

 5.1**        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1**        Consent of  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                   (included in Exhibit 5.1)

23.2(a)**     Consent of Deloitte & Touche LLP

24.1** Power of Attorney (included on the signature page of the Registration Statement)





     * Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-34895)

     **   Filed herewith.